EXHIBIT 10.72

_______________________________________________________________






                 TRANSFER AND ADMINISTRATION AGREEMENT



                                between



                    ENTERPRISE FUNDING CORPORATION,

                              as Company


                                  and


                 IMC-AGRICO RECEIVABLES COMPANY L.L.C.

                             as Transferor


                                  and


                          IMC-AGRICO COMPANY

                 individually and as Collection Agent



                       Dated as of June 27, 1997





_______________________________________________________________
                   TABLE OF CONTENTS


                                                     Page


                       ARTICLE I

                      DEFINITIONS

SECTION 1.1.   Certain Defined Terms                    1
SECTION 1.2.   Other Terms                             25
SECTION 1.3.   Computation of Time Periods             25


     ARTICLE II

               PURCHASES AND SETTLEMENTS

SECTION 2.1.   Facility                                26
SECTION 2.2.        Transfers; Company Certificate;
                                     Eligible Receivables
                    26
SECTION 2.3.        Selection of Tranche Periods and
                                            Tranche Rates
                    29
SECTION 2.4.        Discount, Fees and Other Costs
                                             and Expenses
                    30
SECTION 2.5.        Non-Liquidation Settlement and
                                  Reinvestment Procedures
                    30
SECTION 2.6.        Liquidation Settlement Procedures  31
SECTION 2.7.   Fees                                    32
SECTION 2.8.        Protection of Ownership Interest of the
                    Company                            32
SECTION 2.9.        Deemed Collections; Application
                                              of Payments
                    34
SECTION 2.10.  Payments and Computations, Etc.         35
SECTION 2.11.  Reports.                                35
SECTION 2.12.  Collection Account                      36
SECTION 2.13.  Net Investment Amount.                  36


                      ARTICLE III

             REPRESENTATIONS AND WARRANTIES

SECTION 3.1.        Representations and Warranties of the
                    Transferor                         38
SECTION 3.2.        Representations and Warranties of the
                    Collection Agent                   42
SECTION 3.3.        Reaffirmation of Representations and
                         Warranties by the Transferor and
                                         Collection Agent    44


                       ARTICLE IV

                  CONDITIONS PRECEDENT

SECTION 4.1.   Conditions to Closing.                  45


                       ARTICLE V

                       COVENANTS

SECTION 5.1         Affirmative Covenants of Transferor  48
SECTION 5.2.   Negative Covenants of Transferor        54
SECTION 5.3.   Minimum Net Worth of the Transferor     56
SECTION 5.4.        Covenants of the Collection Agent  56
SECTION 5.5.  Covenants of the Seller                  58


     ARTICLE VI

             ADMINISTRATION AND COLLECTIONS

SECTION 6.1.   Appointment of Collection Agent         60
SECTION 6.2.   Duties of Collection Agent              60
SECTION 6.3.        Rights After Designation of New
                                         Collection Agent
                    63
SECTION 6.4.        Responsibilities of the Transferor
                                           and the Seller
                    63


                      ARTICLE VII

                   TERMINATION EVENTS

SECTION 7.1.   Termination Events                      65
SECTION 7.2.   Termination                             66


                      ARTICLE VIII

       INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.        Indemnities by the Transferor      68
SECTION 8.2.        Indemnity for Taxes, Reserves and
                                                 Expenses
                    70
SECTION 8.3.        Other Costs, Expenses and
                                          Related Matters
                    73
SECTION 8.4.        Reconveyance Under Certain
                                            Circumstances
                    74


                       ARTICLE IX

                     MISCELLANEOUS

SECTION 9.1.   Term of Agreement                       75
SECTION 9.2.   Waivers; Amendments                     75
SECTION 9.3.   Notices                                 75
SECTION 9.4.        Governing Law; Submission to
                                Jurisdiction; Integration
                    77
SECTION 9.5.   Severability; Counterparts              78
SECTION 9.6.   Successors and Assigns                  78
SECTION 9.7.   Waiver of Confidentiality               78
SECTION 9.8.   Confidentiality Agreement               79
SECTION 9.9.        No Bankruptcy Petition Against
                     the Company                       80
SECTION 9.10.       No Recourse Against Stockholders,
                     Officers or Directors             80
SECTION 9.11.       Characterization of the Transactions
                     Contemplated by the Agreement     80



                        EXHIBITS


EXHIBIT A      Form of Contract

EXHIBIT B      Credit and Collection Policies and Practices

EXHIBIT C      List of Lock-Box Banks

EXHIBIT D      Form of Lock-Box Agreement

EXHIBIT E      Form of Investor Report

EXHIBIT F      Form of Transfer Certificate

EXHIBIT G      Certain Definitions

EXHIBIT H-1    List of Actions and Suits of Transferor

EXHIBIT H-2    List of Action and Suits of Seller

EXHIBIT I      [Reserved]

EXHIBIT J      [Reserved]

EXHIBIT K      Form of Opinion of Counsel for the Seller, Collection
               Agent and Transferor

EXHIBIT L-1    Form of Responsible Officer's Certificate of Transferor

EXHIBIT L-2    Form of Responsible Officer's Certificate of Seller

EXHIBIT M      Form of Company Certificate


         TRANSFER AND ADMINISTRATION AGREEMENT


          TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of June 27, 1997, among IMC-Agrico Receivables Company L.L.C., a Delaware limited liability company as transferor (the "Transferor"), IMC-AGRICO COMPANY, a general partnership formed under the laws of the State of Delaware, individually, as Seller (in such capacity the "Seller") and as collection agent (in such capacity, the "Collection Agent"), and ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company").


                 PRELIMINARY STATEMENTS


          WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:



                              DEFINITIONS

          SECTION  1.1.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following meanings:

          "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "Administrative Agent" means NationsBank, N.A., as administrative agent.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

          "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by Transferor to the Company at such time.

          "Amendment Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Average Collection Period" means at any time a period of days (rounded up to the next whole day) equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Receivables and the denominator of which shall be the Collections as set forth in the most recent Investor Report and (ii) thirty (30).

          "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider) and (ii) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it plus 2%.

          "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Dallas, Texas or Chicago, Illinois are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

          "BR Tranche" means a Tranche as to which Discount is calculated at the Base Rate.

          "BR Tranche Period" means, with respect to a BR Tranche, prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company or the Liquidity Provider , as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company or the Liquidity Provider , as the case may be, and after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

          "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

          "CD Rate" shall mean, with respect to any CD Tranche Period, a rate which is 0.375% in excess of a rate per annum equal to the sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such CD Tranche Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Tranche Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Tranche Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

          "CD Tranche" means a Tranche as to which Discount is calculated at the CD Rate.

          "CD Tranche Period" means, with respect to a CD Tranche, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, and after the Termination Date, a period of one day. If such CD Tranche Period would end on a day which is not a Business Day, such CD Tranche Period shall end on the next succeeding Business Day.

          "Certificate of Deposit Rate" means, with respect to any CD Tranche Period, the average of the bid rates determined by the Liquidity Provider to be bid rates per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of the CD Tranche Period for which such CD Rate is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by the Liquidity Provider for the purchase in New York from the Liquidity Provider at face value of certificates of deposit of the Liquidity Provider in an aggregate amount approximately comparable to the amount of the CD Tranche to which such CD Rate is to be applicable and with a maturity approximately equal to the applicable CD Tranche Period.

          "Closing Date" means June 30, 1997.

          "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable and any Deemed
Collections.

          "Collection Account" means the account, established by the Collateral Agent, for the benefit of the Company, pursuant to Section 2.12.

          "Collection Agent" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

          "Collection Delay" means 30 days, or upon written notice to the Collection Agent, such higher number of days as the Administrative Agent may estimate to be necessary for the collection of a Receivable.

          "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

          "Company Certificate" means the certificate issued to the Company pursuant to Section 2.2 hereof.

          "Concentration Factor" means for any Designated Obligor at any time (a) (i) with respect to any Designated Obligor and its affili ates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors") 5% of the Outstanding Balance of all Eligible Receivables at such time; (ii) with respect to Phosphate Chemicals Export Association, Inc. (a "Special Obligor"), 50% of the Outstanding Balance of all Eligible Receivables at such time, provided that such amount shall not exceed $32,500,000, and the Company shall have full recourse to the Transferor for all Receivables payable by Phosphate Chemicals Export Association, Inc.; and (iii) with respect to any other Designated Obligor, 3% of the Outstanding Balance of all Eligible Receivables at such time, or (b) such other amount determined by the Company in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor.

          "Contract" means an agreement or invoice in substantially the form of one of the forms set forth in Exhibit A or otherwise approved by the Company, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

          "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equiva lent rate per annum.

          "CP Tranche" means a Tranche as to which Discount is calculated at a CP Rate.

          "CP Tranche Period" means, with respect to a CP Tranche, a period of days not to exceed 120 days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to
Section 2.3. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

          "Credit and Collection Policy" shall mean the Transferor's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

          "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Credit Support Provider" means the Person or Persons who will provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Dealer Fee" means the fee payable by the Transferor to the Collateral Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

          "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b).

          "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) which has been identified by the Seller, the Transferor or the Collection Agent as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

          "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by (ii) the aggregate Outstanding Balance of all Receivables as of such date less Defaulted Receivables as of such date.

          "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

          "Designated Obligor" means, at any time, each Obligor;
provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Company, delivered at any time.

          "Dilution Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during such calendar month by (ii) the aggregate Outstand ing Balance of all Receivables which arose during the immediately preceding calendar month.

          "Discount" means, with respect to any Tranche Period:

                            (TR x TNI x AD)
                                360

Where:

TR  =     the Tranche Rate applicable to such Tranche Period.

TNI  =    the portion of the Net Investment allocated to such Tranche
          Period.

AD  =     the actual number of days during such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

          "Discount Reserve" means, at any time, an amount equal to:

                        TD + LY

Where:

TD        =    the sum of the unpaid Discount for all Tranche Periods.

LY        =    the Liquidation Yield

          "Early Collection Fee" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in
Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the Company from investing the proceeds of such reductions.

          "Eligible Investments" means any of the following (a) negotia ble instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

          "Eligible Receivable" means, at any time, any Receivable:


               (i)  which (a) has been originated by the Seller,
     (b) which has been sold or otherwise conveyed by the Seller to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and (c) to which the Transferor has good title thereto, free and clear of all Adverse Claims;

               (ii)  the Obligor of which is a United States
     resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

               (iii) which is not a Defaulted Receivable at the time of the initial creation of an interest of the Company therein;

               (iv) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Company therein;

               (v) which is required to be paid in full within not more than 30 days of the original billing date therefor; provided that not more than 10.0% of the Receivables (determined by reference to the Outstanding Balance of such Receivables and the aggregate Outstanding Balance of all Receivables) may be required to be paid in full greater than 30 days but within 90 days of the original billing date therefor;

               (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

               (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

               (viii) which is an "account" or "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

               (ix) which is denominated and payable only in United States dollars in the United States;

               (x) which, arises under a Contract that together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any offset, counterclaim or other defense at such time;

               (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

               (xii)  which (A) satisfies all applicable
     requirements of the Credit and Collection Policy and (B) arises pursuant to a Contract with respect to which the Seller has performed all obligations required to be performed by it thereunder at the time it is transferred to the Buyer including, but not limited to, the shipment of the product;

               (xiii) which was generated in the ordinary course of the Seller's business;

               (xiv) the Obligor of which has been directed to make all payments to a specified account of the Transferor covered by a Lock-Box Agreement;

               (xv) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Company of all the Transferor's right, title, and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement; and

               (xvi) the assignment of which by the Seller to the Transferor under the Receivables Purchase Agreement and hereunder by the Transferor to the Company does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Estimated Maturity Period" means, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and the Seller's normal accounting practices applied on a basis consistent with those reflected in the Seller's financial statements, provided, however, that if the Company shall reasonably disagree with any such calculaion, the Company may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

          "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a rate which is 0.25% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Liquidity Provider during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if neces sary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "Eurodollar Tranche" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

          "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Busness Day requested by the Transferor and agreed to by the Company; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

          "Event of Bankruptcy", with respect to any Person, shall mean
(i) that such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or compostion of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property provided that in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any action sought in such proceeding shall occur or (ii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clause (i).

          "Fee Letter" means the letter agreement dated the date hereof between the Transferor and the Company, as amended, modified or supplemented from time to time.

          "Finance Charges" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

          "Guaranty" means, with respect to any Person, any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liabilIty of such Person in connection with any application for a letter of credit.

          "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a).

          "Indebtedness" means, with respect to any Person such Person's (i) obligations for borrowed money, (ii) obligations repre senting the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

          "Indemnified Amounts" has the meaning specified in Section
8.1.

          "Indemnified Parties" has the meaning specified in Section
8.1.

          "Investor Report" means a report, in substantially the form of Exhibit E or in such other form as is mutually agreed to by the Transferor and the Company, furnished by the Collection Agent to the Company and the Administrative Agent pursuant to Section 2.11.

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "LIBOR Rate" shall mean, with respect to any Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

               "Liquidation Yield" means, at any time, an amount equal to:

              (RVF x LBR x NI) x (EM + CD)
                                           360

Where:

RVF       =    the Rate Variance Factor at such time.

LBR       =    the Base Rate at such time which is applicable to the
          liquidation period of the Net Investment at such time.

NI        =    the Net Investment at such time.

EM        =    the Estimated Maturity Period of the Receivables.

CD        =    the Collection Delay.

          "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

          "Lock-Box Account" means an account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving
Collections from Receivables.

          "Lock-Box Agreement" means an agreement among the Collateral Agent, the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit D hereto.

          "Lock-Box Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8.

          "Loss Percentage" means on any day the greater of (i) five
(5) times the highest Loss-to-Liquidation Ratio as of the last day of the 12 calendar months preceding the then current calendar month and
(ii) 10%.

          "Loss Reserve" means, on any day, an amount equal to:

                         LP x (NI + DR + SFR)

Where:

LP        =    the Loss Percentage at the close of business of the
          Collection Agent on such day.

NI        =    the Net Investment at the close of business of the
          Collection Agent on such day.

DR        =    the Discount Reserve at the close of business of the
          Collection Agent on such day.

SFR       =    the Servicing Fee Reserve at the close of business of
          the Collection Agent on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to $3,000,000.

          "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such calendar month, by (ii) the aggregate amount of Collections received by the Collection Agent during such calendar month.

          "Management Committee" means the management committee of the Transferor.

          "Maximum Net Investment" means $65,000,000.

          "Maximum Percentage Factor" means 95%.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Investment" means the sum of the amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Company to reduce such Net Investment pursuant to Section 2.6 or Section 2.9; provided that the Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; provided further that at no time shall the Net Investment exceed the Maximum Net Investment.

          "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of
(i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus (iii) the aggregate OutStanding Balance of all Eligible Receivables of each Obligor with respect to which 50% or more of such Obligor's Receivables are Delinquent Receivables.

          "Net Worth" means, with respect to the Transferor and at any time, an amount equal to the aggregate outstanding balance of all Eligible Receivables at such time minus the amount of the Net Investment at such time minus the outstanding principal amount at such time of the subordinated note issued by the Transferor in connection with the Receivables Purchase Agreement entered into with the Seller minus any other liabilities of the Transferor plus all cash of the Transferor.

          "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Operating Manager" means IMC-Agrico Company in its capacity as the operating manager of the Transferor.

          "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

          "Outstanding Balance" of any Receivable at any time means the then outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto.

          "Percentage Factor" means the percentage computed at any time of determination as follows:

                          NI + LR + DR + SFR
                                  NRB
Where:

NI        =    the Net Investment at the time of such computation.

LR        =    the Loss Reserve at the time of such computation.

DR        =    the Discount Reserve at the time of such computation.

SFR       =    the Servicing Fee Reserve at the time of such
          computation.

NRB       =    the Net Receivables Balance at the time of such
          computation.


          Notwithstanding the foregoing computation, the Percentage Factor shall not exceed one hundred percent (100%). The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall daily recompute the Percentage Factor and report such recomputations to the Company monthly in the Investor Report or as requested by the Company. The Percentage Factor shall remain constant from the time as of which any such compu tation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to Section 2.2(a) or any reinvestment Transfer made pursuant to Section 2.2(b) and
2.5 during any period between computations of the Percentage Factor. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Company shall have received the Aggregate Unpaids, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

          "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincoporated organization, enterprise, government or any department or agency of any government.

          "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

          "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

          "Program Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

          "Rate Variance Factor" means the number, computed from time to time in good faith by the Company, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Company from time to time, set forth in a written notice by the Company to the Transferor and the Collection Agent. As of the date hereof, the Rate Variance Factor is 1.15% (it being understood that such number is subject to change as set forth above).

          "Receivable" means the indebtedness owed to the Seller by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any time) under a Contract and sold or otherwise conveyed by the Seller to the Transferor pursuant to the Receivables Purchase Agreement whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by the Seller and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.
Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

          "Receivables Purchase Agreement" means that certain
Receivables Purchase Agreement dated as of June 27, 1997 between the Seller as seller and the Transferor as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time.

          "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

          "Related Security" means with respect to any Receivable all of the Transferor's right, title and interest in, to and under:

               (i) all of the Transferor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which by the Seller to the relevant Obligor gave rise to such Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

               (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time sup porting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

               (iv)  all Records related to such Receivables;

               (v) all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Sell er in connection therewith; and

               (vi)  all Proceeds of any of the foregoing.

          "Section 8.2 Costs" has the meaning specified in Section
8.2(d).

          "Seller" means IMC-Agrico Company as seller under the Receivables Purchase Agreement and its successors and permitted assigns.

          "Servicing Fee" shall mean the fee payable by the Company to the Collection Agent, with respect to a Tranche, in an amount equal to 0.75% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3. Such fee shall accrue from the date of the initial purchase of an ownership interest in the Receivables to the later of the Termination Date or the date on which the Net Investment is reduced to zero. On or prior to the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5. After the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.6.

          "Servicing Fee Reserve" means at any time the sum of (i) the Servicing Fee for all outstanding Tranches and (ii) an amount equal to the product of (A) the Net Investment at such time, and (B) the Servicing Fee percentage and (C) a fraction having as the numerator, the sum of the Estimated Maturity Period and the Collection Delay and as the denominator, 360.

          "Standard & Poor's" or "S&P" means Standard & Poor's Ratings, a Group division of McGraw-Hill Companies, Inc.

          "Subsidiary" of a Person means any corporation more than 50% of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

          "Termination Date" means the earliest of (i) that Business Day designated by the Transferor to the Company as the Termination Date at any time following 30 days written notice to the Company, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day occurring on or after a Termination Event on which the Company notifies the Transferor that the Termination Date has occurred except that in the case of the events specified in Section 7.1(e), (f) and (k) the Termination Date shall occur automatically upon the occurrence of such event without any further notice to Section 7.1, or (v) June 26, 1998, unless extended.

          "Termination Event" means an event described in Section 7.1.

          "Tranche" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3.

          "Tranche Period" means a CP Tranche Period, a BR Tranche Period, a CD Tranche Period or a Eurodollar Tranche Period.

          "Tranche Rate" means the CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate.

          "Transaction Costs" has the meaning specified in Section
8.3(a).

          "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Company Certificates, the Transfer Certificates and all of the other instruments, documents and other agreements executed and delivered by the Seller or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company of an undivided percentage ownership interest in Receivables hereunder.

          "Transfer Certificate" has the meaning given to it in Section
2.2(a).

          "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

          "Transfer Price" means with respect to any Incremental
Transfer, the amount paid to the Transferor by the Company as described in the Transfer Certificate.

          "Transferor" means IMC-Agrico Receivables Company L.L.C., a Delaware limited liability company, and its successors and permitted assigns.

          "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security and Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security and Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security and Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

          "UCC" means, with respect to any state, the Uniform
Commercial Code as from time to time in effect in such state.

          "Unused Facility Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

          SECTION  1.2.  Other Terms.  All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding and the word "within" means "from and excluding a specified date and to and including a later specified date"."

                       ARTICLE II

                       PURCHASES AND SETTLEMENTS


          SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Company, and the Company shall accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security and Collections with respect thereto, from time to time.

          SECTION 2.2. Transfers; Company Certificate; Eligible Receivables. (a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Company, and the Company shall accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security and Collections with respect thereto (each, an "Incremental Transfer") from time to time prior to the Termination Date for an aggregate Transfer Price not to exceed the Maximum Net Investment. The Transferor shall by notice given by telefax offer to convey, transfer and assign to the Company undivided percentage ownership interests in the Receivables at least three (3) Business Days prior to the proposed date of transfer. Each such notice shall specify the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $250,000 (or to the extent that the then unused portion of the Maximum Net Investment is less than $250,000, such lesser amount) in excess thereof) and the desired date of such Incremental Transfer, together with the desired Tranche Period (or range) related thereto as required by Section 2.3. The Company shall accept such offer to convey, transfer and assign undivided percentage ownership interests by notice given to the Transferor by telephone or telefax. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company against any loss or expense incurred by the Company, either directly or through the Liquidity Provider Agreement as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company, either directly or pursuant to the Liquidity Provider Agreement, by reason of the liquidation or reemployment of funds acquired by the Company or the Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) for the Company to fund such Incremental Transfer. Notwithstanding any other provision hereof, the Company shall have no obligation to accept any Transfer if it is unable to obtain funds therefor in the commercial paper market or under the Liquidity Provider Agreement.

          On the date of the initial Incremental Transfer, the Company shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Company the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Company shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Company shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Company shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Company shall deposit to the Transferor's account at the location indicated in Section 9.3, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer.

               (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Company, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Company hereby agrees to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5, such that after giving effect to such Transfer, (i) the amount of the Company's Net Investment at the close of the Company's business on such Business Day shall be equal to the amount of the Company's Net Investment at the close of the Company's business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, less the aggregate amount of any Collections received and applied by the Company on such day to reduce the Net Investment pursuant to Section 2.6 or Section 2.9 and (ii) the Company's Transferred Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Transferred Interest in each other Receivable, together with Related Security and Collections with respect thereto.

               (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing, as well as in each and every Receivable, together with Related Security and Collections with respect thereto, which arises at any time after the date of such Transfer but prior to the date on which the Net Investment shall become zero and all amounts due hereunder from the Transferor shall be paid in full. The Company's aggregate undivided percentage ownership interest in the Receivables, together with Related Security and Collections with respect thereto, shall equal the Percentage Factor in effect from time to time.

               (d) Company Certificate. The Transferor shall issue to the Company the Company Certificate, in the form of Exhibit M, on or prior to the date hereof.

               (e) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Percentage Factor, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after such Termination Date until the date on which the Net Investment shall become zero.

          SECTION  2.3.  Selection of Tranche Periods and Tranche
Rates.

               (a) At all times hereafter, but prior to the occurrence of a Termination Event, the Transferor shall, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided, however, that the Company may select, in its discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its reasonable discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially impracticable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its reasonable discretion, that funding such Net Investment by means of one or more CP Tranche Periods is impracticable for any reason. If the Liquidity Provider acquires a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, the Liquidity Provider may exercise the right of selection granted to the Company hereby. The Tranche Rate applicable to any such Purchased Interest shall be selected by the Liquidity Provider and shall be any of the BR Rate, the CD Rate or the Eurodollar Rate (in each case as defined herein). In the case of any Tranche Period outstanding upon the occurrence of a Termination Event, such Tranche Period shall end on the date of such occurrence.

               (b) At all times on and after the occurrence of a Termination Event, the Company or the Liquidity Provider, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

          SECTION 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fee. On the last day of each Tranche Period the Transferor shall pay to the Company an amount equal to the discount accrued on the Company's Commercial Paper notes to the extent such notes were issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. The Transferor shall pay to the Company, on each day on which Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

          SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 to the Transferor, for the benefit of the Company to the purchase of addi tional undivided percentage interests in each Receivable pursuant to
Section 2.2(b). On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5, the Collection Agent shall deposit to the Company's account, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. As provided in Section 6.2(b), the Collection Agent shall remit to the Transferor, as soon as practicable after receipt, such portion of Collections not allocated to the Company.

          SECTION 2.6. Liquidation Settlement Procedures. If on the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Company from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied by the Company to the reduction of the Net Investment of Tranche Periods selected by the Company. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) the Percentage Factor of all Collections received on such day. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Company's account any remaining amounts set aside pursuant to
Section 2.5(i) above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Company's account, the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to
Section 2.5(i) prior to the Termination Date or the day on which a Potential Termination Event occurs but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) the aggregate of all other amounts then owed (whether due or accrued) hereunder by Transferor to the Company. On such day, the Collection Agent shall deposit to its account, from the amounts set aside pursuant to the preceding sentence which remain after payment in full of the afore mentioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued Discount, second, in payment of all fees and expenses payable to the Company hereunder, third, if the Transferor or an Affiliate of the Transferor is not the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, fourth, in reduction of the Net Investment allo cated to such Tranche Period, fifth, in payment of all other amounts payable to the Company and sixth, if the Transferor or an Affiliate of the Transferor is the Collection Agent, to its or such Affiliate's account as Collection Agent, in payment of the Servicing Fee payable to the Transferor as Collection Agent. Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Company shall be considered to have reconveyed to the Transferor any interest in the Receivables (including the Transferred Interest), (iii) the Collection Agent shall pay to Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the second sentence of this Section 2.6 and (iv) the Company shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's interest in the Receivables. Any such documents shall be prepared by or on behalf of the Transferor.

          SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

               (a) On the last day of each calendar month, to the Company, the Program Fee and the Unused Facility Fee.

               (b)  On the date of execution hereof, to the
Administrative Agent, the Amendment Fee.

          SECTION 2.8 . Protection of Ownership Interest of the Company. (a) The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Company may reasonably request in order to perfect or protect the Transferred Interest or as are necessary to enable the Company to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor will, upon the request of the Company, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.6 hereof) as may be requested by the Company and mark its master data processing records and other documents with a legend describing the purchase by the Company of the Transferred Interest. The Transferor shall, upon request of the Company, obtain such additional search reports as the Company shall request. To the fullest extent permitted by applicable law, the Company shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall neither change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and Illinois) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Company at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Company all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Company in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

               (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the ownership and control of the Collateral Agent. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as either a Collection Agent default or any other Termination Event has not occurred hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent shall have received fifteen (15) days' prior notice of such termination. If the Transferor or the Collection Agent receives any Collections or the Transferor is deemed to receive any Collections pursuant to Section 2.9, the Transferor or the Collection Agent, as applicable, shall immediately, but in any event within forty-eight (48) hours of receipt, remit such Collections to a Lock-Box Account.

          SECTION  2.9.  Deemed Collections; Application of Payments.
(a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

               (b)If on any day any of the representations or warran ties in Section 3.1(d), (e), (i), (k),(l), (o), (r), (u) or (v) is no longer true with respect to a Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the aggregate Percentage Factor of the Outstanding Balance of such Receivable and such amount shall be allocated to the Company and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

               (c)Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

               (d)If on any day any Receivable owed by Phosphate Chemicals Export Association, Inc. is determined to be either a Delinquent Receivable or a Defaulted Receivable, the Transferor shall within two (2) Business Days thereafter pay to the Collection Agent an amount equal to the aggregate Percentage Factor of the Outstanding Balance of such Receivable and such amount shall be allocated to the Company and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

          SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company they shall be paid or deposited in the account indicated on the signature page hereof, until otherwise notified by the Company. The Transferor shall, to the extent permitted by law, pay to the Company upon demand, interest on all amounts not paid or deposited when due to the Company hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations of amounts payable by the Transferor hereunder to the Company, the Liquidity Provider or the Credit Support Provider shall be binding absent manifest error.

          SECTION 2.11. Reports. Prior to the fifteenth day of each month, the Collection Agent shall prepare and forward to the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) if requested by the Company or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Company or the Administrative Agent may reasonably request.

          SECTION 2.12. Collection Account. There shall be estab lished on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company, with the Collateral Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company. The Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables; provided, however, the Collection Agent shall be permitted to make payments to the Company on the last day of each Tranche Period instead of depositing funds into the Collection Account on a daily basis for so long as, and only for so long as no Collection Agent default and no other Termination Event has occurred hereunder. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collateral Agent in Eligible Investments that will mature so that such funds will be avail able prior to the last day of each successive Tranche Period following such investment. On the last day of each calendar month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) to the Company. On the date on which the Net Investment is zero and all amounts payable hereunder have been paid to the Company, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

          SECTION 2.13. Net Investment Amount. The Transferor hereby acknowledges that upon the effectiveness of the Receivables Purchase Agreement, the Net Investment will be equal to $32,536,515.31 prior to the transfers to be made pursuant to Section 2.2 hereof. The Transferor also hereby acknowledges that such amount represents the net investment in effect as of the date of termination of the Transfer and Administration Agreement dated as of October 31, 1994 between the Company and the Seller.

                      ARTICLE III

                    REPRESENTATIONS AND WARRANTIES


          SECTION 3.1. Representations and Warranties of the. The Transferor represents and warrants to the Company that:

               (a) Existence and Power. The Transferor is a limited liability company formed and validly existing under the laws of the State of Delaware and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now con ducted where the failure to have such governmental licenses, authorizations, consents and approvals would have a material adverse effect on (i) the Transferor's busness or properties, (ii) the Transferor's ability to perform its obligations hereunder or (iii) the Company's interest in the Receivables.

               (b) Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Company Certificate and the Transfer Certificate are within the Transferor's limited liability company powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation or agreement among members (or other similar agreement) of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or result in the creation or imposition of any lien on assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8).

               (c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter and the Company Certificate constitutes and the Transfer Certificate upon payment by the Company of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

               (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables (with the exception of the Receivables related to the Special Obligor), free and clear of all liens, encumbrances, security interests, preferences or other security arrangement of any kind or nature whatso ever. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

               (e) Accuracy of Information. To the best of its knowledge, all information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 and the Transferor's financial statements) to the Company or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

               (f) Tax Status. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

               (g) Action, Suits. Except as set forth in Exhibit H-1, there are no actions, suits or proceedings pending or, to the knowledge of the Transferor, threatened against the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which question the validity of the transactions contemplated hereby and by the Receivables Purchase Agreement or which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Transferor's ability to perform its obligations under this Agreement and the Receivables Purchase Agreement.

               (h) Place of Business. The chief place of business and chief executive office of the Transferor and the offices where the Transferor keeps all its Records relating to the Receivables are located at the address of the Transferor indicated in Section 9.3 hereof or such other locations notified to the Company in accordance with Section 2.8 in jurisdictions where all action required by Section
2.8 has been taken and completed.

               (i) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, assuming that the Company takes all action required under this Agreement, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest, to the extent such interests can be created under Article 9 of the UCC and perfected by the filing of financing statements, in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

               (j) Tradenames, Etc. As of the date hereof: (i) the Transferor has no subsidiaries or divisions; and (ii) the Transferor has, since formation, not operated under any tradenames, and, since formation, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

               (k) Nature of Receivables. Each Receivable (x) represented by the Transferor or the Collection Agent, so long as the Collection Agent is IMC-Agrico Company or an affiliate thereof, to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 of this Agreement) or (y) included in the calculation of the Net Receivables Balance, in fact satisfies at such time the definition of "Eligible Receivables" and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended.


               (l) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. As of June 26, 1997, the aggregate Outstanding Balance of the Receivables in existence was $77,556,653.71 and the Net Receivable Balance was $58,765,886.42.

               (m) Credit and Collection Policy. Since February 20, 1997, there have been no material changes in the Credit and Collection Policy.

               (n)  [Intentionally omitted]

               (o) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

               (p) Not an Investment Company. The Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (q) ERISA. The Transferor is in compliance in all material respects with ERISA and no lien in favor of the Pension
Benefit Guaranty Corporation on any of the Receivables shall exist.

               (r) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Collateral Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections shall be deposited into the Lock-Box Accounts.

               (s) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities and Exchange Act of 1934, as amended;

               (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

               (u) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred or otherwise conveyed to the Transferor by the Seller has been acquired by the Transferor from the Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

               (v) Preference; Voidability. The Transferor shall have given reasonably equivalent value to the Seller in consideration for the transfer to the Transferor of the Receivables and Related Security from the Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to the Transferor and no such transfer is or may be voidable under any Section of the
Bankruptcy Reform Act of 1978 (11 U.S.C.   101 et seq.), as amended.

          Any document, instrument, certificate or notice delivered by the Transferor to the Company hereunder shall be deemed a representation and warranty by the Transferor.

          SECTION  3.2.  Representations and Warranties of the
Collection Agent. The Collection Agent represents and warrants to the Company that:

               (a) Corporate Existence and Power. The Collection Agent is a general partnership formed and validly existing under the laws of the State of Delaware and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted where the failure to have such governmental licenses, authorizations, consents and approvals would have a material adverse effect on (i) the Collection Agent's business or properties, (ii) the Collection Agent's ability to perform its obligations hereunder or
(iii) the Company's interest in the Receivables.

               (b) Partnership and Governmental Authorization; Contravention. The execution, delivery and performance by the Collection Agent of this Agreement are within the Collection Agent's partnership powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the partnership agreement of the Collection Agent or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any lien on assets of the Collection Agent or any of its Subsidiaries.

               (c) Binding Effect. This Agreement constitutes, the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

               (d) Accuracy of Information. To the best of its knowledge, all information heretofore furnished by the Collection Agent to the Transferor, the Company or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Transferor, the Company or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

               (e) Tax Status. The Collection Agent has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges on or before the date such taxes are due, taking into account any extension of such due date.

               (f) Action, Suits. Except as set forth in Exhibit H-2, there are no actions, suits or proceedings pending or, to the knowledge of the Collection Agent, threatened against or affecting the Collection Agent or any Affiliate of the Collection Agent or their respective properties, in or before any court, arbitrator or other body, which question the validity of the transactions contemplated hereby or which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Collection Agent's ability to perform its obligations hereunder.

               (g) Collections and Servicing. Since June 27, 1997, there has been no material adverse change in the ability of the Collection Agent to service and collect the Receivables.

               (h) Not an Investment Company. The Collection Agent is not an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (i) ERISA. The Collection Agent is in compliance in all material respects with ERISA.

          SECTION 3.3. Reaffirmation of Representations and Warranties by the Transferor and Collection Agent. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to
Section 2.2(a) or Section 2.5, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day, and provided that the Collection Agent is IMC-Agrico Company or an affiliate thereof, the Collection Agent shall be deemed to have certified that all the representations and warranties described in
Section 3.2 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Transfer, the Collection Agent shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a completed Investor Report dated within fourteen (14) days prior to the date of such Incremental Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Administrative Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

                       ARTICLE V

                         CONDITIONS PRECEDENT

          SECTION 4.1. Conditions to Closing. On or prior to the Closing Date, the Transferor shall deliver to the Company the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Company:

               (a) Copies of the unanimous written consents of the Board of Directors of IMC-Agrico MP, Inc., as managing partner of the Seller, and of the Policy Committee of the Seller, individually and as Operating Manager, certified by the Secretary of IMC-Agrico MP, Inc., approving the execution, delivery and performance by the Transferor of this Agreeent, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

               (b) The Certificate of Formation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of organization dated a date reasonably prior to the Closing Date and the Transferor's agreement among members (or other similar agreement) certified by the Secretary of IMC-Agrico MP Inc.

               (c) A Certificate of the Secretary of the Managing Partner of the Collection Agent substantially in the form of Exhibit L-2 attached hereto.

               (d) The partnership agreement of the Collection Agent, the Certificate of Incorporation of the Managing Partner certified by the Secretary of State or other similar official of Delaware and the By-laws of the Managing Partner certified by the secretary of the Managing Partner.

               (e) A Good Standing Certificate for the Managing Partner issued by the Secretary of State or a similar official of Delaware and certificates of qualification as a forign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement.

               (f) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor/seller in favor of the Company and showing the Collateral Agent as assignee of the secured party/purchaser or other similar instruments or documents as may be necessary or in the reasonable opinion of the Company desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Company's ownership interest in all Receivables.

               (g) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Seller as the debtor/seller in favor of the Transferor as secured party/purchaser and the Collateral Agent, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Company desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.


               (h) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

               (i) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Seller.

               (j) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Company) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor or the Seller (under any present or previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (f), (g), and (h) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

               (k)  Executed copies of the Lock-Box Agreements.

               (l) Opinions of (i) Sidley & Austin, special counsel to the Transferor, the Collection Agent and the Seller, covering certain of the matters set forth in Exhibit K hereto and certain bankuptcy matters, in each case in form and substance acceptable to the Administrative Agent and (ii) Marschall I. Smith, Esq., Vice President and General Counsel of IMC Global Inc., as to certain of the matters set forth in Exhibit K hereto, in form and substance acceptable to the Administrative Agent.

               (m) A computer tape setting forth all Receivables and the Outstanding Balances thereon and such other information as the Company may reasonably request.

               (n)  An executed copy of the Fee Letter.

               (o) The Transfer Certificate, duly executed by the Transferor.

               (p) The Company Certificate, duly executed by the Transferor and appropriately completed.

               (q)  The Amendment Fee in accordance with Section
2.7(b).

               (r)  An Investor Report dated June 27, 1997.

               (s) Such other documents as the Company shall reasonably request.

                       ARTICLE V

                               COVENANTS


          SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Company's Transferred Interest shall be equal to zero, unless the Company shall otherwise consent in writing:

               (a) Financial Reporting. The Transferor will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent:

               (i)  Annual Reporting.
               (A) Within ninety (90) days after the close of each of the Seller's fiscal years, audited financial statements, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for the Seller and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, partner's or shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Administrative Agent, prepared in accordance with generally accepted auditing principles and any management letter prepared by said accountants.

               (B) Within ninety (90) days after the close of each of the Transferor's fiscal years, financial statements, reviewed by independent certified public accountants, acceptable to the Administrative Agent, in accordance with the standards of the American Institute of Certified Public Accountants for the Transferor, including balance sheets as of the end of such period, related statements of operations, partner's or shareholder's equity and cash flows, accompanied by a review report certified by such independent certified public accountants.

               (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of each of the Transferor's and the Seller's fiscal years, for
     (x) the Transferor and (y) for the Seller and its Subsidiaries, in each case, consolidated and, in the case of the Seller, consolidating unaudited balance sheets as at the close of each such period and consolidated and consoliating related statements of operations, partner's or shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer of the Seller or the Operating Manager, as applicable.

               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by an authorized officer of the Seller or the Operating Manager statng that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.3.

               (iv)  Partners Statements.  Promptly upon the
     furnishing thereof to the partners of the Seller, copies of all financial statements so furnished.

                 (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Seller or any subsidiary files with the Securities and Exchange Commission.

               (vi) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within three (3) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of an authorized officer of the Operating Manager setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

               (vii) Change in Credit and Collection Policy. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

               (viii) Credit and Collection Policy. Upon request of the Administrative Agent, a complete copy of the Credit and Collection Policy then in effect.

               (ix) Other Information. Such other information including non-financial information as the Administrative Agent may from time to time reasonably request with respect to the Seller, the Transferor or any Subsidiary of the foregoing.

               (b) Conduct of Business. The Transferor will, and will cause the Seller and each of the Seller's Subsidiaries to, (x) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (y) do all things necessary to remain validly existing as a domestic partnership, limited liability company or corporation, as applicable, in the State of Delaware and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to maintain such authority would have a material adverse effect on (i) the Transferor's or Seller's business or properties, (ii) the Transferor's or Seller's ability to perform its obligations hereunder or (iii) the collectability of the Receivables.

               (c) Compliance with Laws. The Transferor will, and will cause the Seller and each of the Seller's Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

               (d) Furnishing of Information and Inspection of Records. The Transferor will and will cause the Seller to furnish to the Company from time to time such information with respect to the Receivables as the Company may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will and will cause the Seller to at any time and from time to time during regular business hours permit the Company, or its agents or representatives, (i) to exam ine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or the Seller, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or the Seller's, as applicable, performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor or the Seller having knowledge of such matters.

               (e) Keeping of Records and Books of Account. The Transferor will and will cause the Seller to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will and will cause the Seller to give the Company notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (f) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will and will cause the Seller to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor or the Seller under the Contracts related to the Receivables.

               (g) Credit and Collection Policies. The Transferor will and will cause the Seller to comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

               (h) Collections. The Transferor shall and shall cause the Seller to instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

               (i) Collections Received. The Transferor shall and shall cause the Seller to, hold in trust, and deposit or mail for deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor or the Seller (including without limitation all Collections deemed to have been received by the Transferor under Section 2.9).

               (j) Sale Treatment. The Transferor shall report the transactions contemplated by this Agreement on its financial statements as a sale of the Transferred Interest to the Company and, to the extent such reporting is required, shall cause the Seller to report the transactions contemplated by the Receivables Purchase Agreement on its financial statements as a sale of the Receivables to the Transferor.

               (k) Certain Actions. Each of the Transferor and the Seller shall conduct its business and its relationships with its Affiliates in such a manner so as to comply with the facts and assumptions set forth in paragraphs 1 through 17, inclusive, of Section I of the opinion of Sidley & Austin, special counsel to the Transferor and the Seller, dated the date hereof and addressed to the Company and the Collateral Agent, covering certain bankruptcy matters.

               (l) Separate Business. The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of the Seller or any Affiliate of the Seller, pay fair market rent for its executive office space located in the offices of the Seller or any Affiliate of the Seller, (b) have at all times an Independent Manager who is not and has never been an employee, officer or director of the Seller or any Affiliate of the Seller or of any major creditor of the Seller or any Affiliate of the Seller and are persons who are familiar and have experience with asset securitization,
(c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of the Seller or any other entity, (d) not commingle the Transferor's assets with those of the Seller or any other entity, (e) act solely in its company name and through its own authorized manager, officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor's liabilities from those of the Seller or any Affiliates of the Seller and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, and (h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all company formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities,
(ii) not assume the liabilities of the Seller or any Affiliate of the Seller, (iii) not lend funds or extend credit to the Seller or any affiliate of the Seller except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and
(iv) not guarantee the liabilities of the Seller or any Affiliates of the Seller. The Management Committee and/or the Operating Manager of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Formation as in effect on the Closing Date.

               (m)  Limited Liability Company Documents.  The
Transferor shall only amend, alter, change or repeal Restricted
Articles as defined in its Certificate of Formation with the prior written consent of the Administrative Agent.

          SECTION 5.2. Negative Covenants of Transferor. During the term of this Agreement, unless the Company shall otherwise consent in writing:

               (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Transferor will not and will not permit the Seller to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any inventory or goods, the sale of which will give rise to a Receivable, or any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

               (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2, the Transferor will not and will not permit the Seller to extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (c) No Change in Business or Credit and Collection Policy. The Transferor will not and will not permit the Seller to make any material change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable.

               (d) No Mergers, Etc. The Transferor will not and will not permit the Seller to (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person.

               (e) Change in Payment Instructions to Obligors. The Transferor will not and will not permit the Seller to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

               (f) Deposits to Lock-Box Accounts. The Transferor will not and will not permit the Seller, to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

               (g) Change of Name, Etc. The Transferor will not and will not permit the Seller to, change its name, identity or structure or its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Collateral Agent (i) UCC financing statements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Company's ownership interests or security interests in the Receivables and (ii) the Lock-Box Agreements and, in the case of the Lock-Box Agreements, the Lock-Box Banks necessary to reflect such change and to continue to enable the Collateral Agent to exercise its rights contained in Section 2.8.

               (h)  Intentionally omitted.

               (i) Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit the Seller to, amend, modify, or supplement the Receivables Purchase Agreement or waive any provision thereof, in each case except with the prior written consent of the Administrative Agent; nor shall the Transferor take, or permit the Seller to take, any other action under the Receivables Purchase Agreement that shall have a material adverse affect on the Company or which is inconsistent with the terms of this Agreement.

               (j) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, including, without limitation, the Subordinated Note and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $100,000 at any time outstanding.

               (k) Payment to the Seller. With respect to any Receivable sold by the Seller to the Transferor, the Transferor shall, and shall cause the Seller to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor (either in cash or by increase in the amount of the Subordinated Note) to the Seller of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

          SECTION 5.3. Minimum Net Worth of the Transferor. During the term of this Agreement, unless the Company shall otherwise consent in writing:

               (a) On the Closing Date, the Transferor shall have a Net Worth of at least 10% of the Outstanding Balance of Eligible
Receivables.

               (b) The Transferor shall make no distributions of dividends or returns of capital except to the extent that, after giving effect thereto, the Transferor shall have a Net Worth at least equal to the greater of (i) 10% of the aggregate Outstanding Balance of all Eligible Receivables shown on the Investor Report delivered with respect to the immediately preceding calendar month period or (ii) $4,000,000.

          SECTION  5.4.  Covenants of the Collection Agent.  The
Collection Agent covenants to the Company and the Transferor that:

               (a) Compliance with Requirements of Law. The Collection Agent shall duly satisfy its obligations in all material respects in its part to be fulfilled under or in connection with each Receivable and the related Contract, will maintain in effect all material qualifications required under Requirements of Law in order to service properly each Receivable and the related Contract and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Contract the failure to comply with which would have a material adverse effect on the Company.

               (b) No Rescission or Cancellation. The Collection Agent shall not permit any rescission or cancellation of an Eligible Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of its business and in accordance with the Credit and Collection Policy.

               (c) Protection of Company's Rights. Except as otherwise permitted by this Agreement, the Collection Agent shall take no action, nor omit to take any action, which would impair the rights of the Company in any Receivable or the related Contract.

               (d)  All Consents Required.  All approvals,
authorizations, consents, orders, or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Collection Agent of this Agreement, the performance by the Collection Agent of the transactions contemplated by this Agreement and the fulfillment by the Collection Agent of the terms of this Agreement, have been obtained.
               (e) Custodian. The Collection Agent will, at its own cost and expense, (i) maintain the books and records with respect to the Accounts and the Receivables and copies of all documents relating to each Account as custodian for the Company and (ii) clearly and unambiguously mark such books and records that indicate the Receivables have been sold to the Transferor under the Receivables Purchase Agreement and to the Company, pursuant to this Agreement.

               (f) No Extension or Amendment of Receivables. Except as otherwise permitted in Sections 5.2 and 6.2 of this Agreement, the Collection Agent will not extend, amend or otherwise modify the terms of any Eligible Receivable, or amend, modify or waive any term or condition of any Contract related thereto except as otherwise allowed by the Credit and Collection Policy.

               (g) No Change in Business or Credit and Collection Policy. The Collection Agent will not make any change in the character of its business or in the Credit and Collection Policy which would in either case impair the collectibility of any material portion of the Receivables or otherwise result in a material adverse effect on the collectibility of the Receivables.

               (h) No Mergers, Etc. The Collection Agent will not (i) consolidate or merge with or into any other Person (except for a merger with or into any wholly-owned subsidiary, where the Collection Agent shall be the surviving entity), or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

               (i) Change in Payment Instructions to Obligors. The Collection Agent will not make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless
(i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Collection Agent shall have received written notice of such change at least 30 days prior thereto and the Collection Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

               (j) Deposits to Lock-Box Accounts. The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collection of Receivables.

          SECTION 5.5. Covenants of the Seller. The Seller hereby covenants to the Transferor, the Company and the Collection Agent that:

               (a) Modification Regarding Distributable Cash. The Seller will not amend or otherwise modify the definition of "Distributable Cash" or the provisions relating to thereto in its partnership agreement (including without limitation Section 5.07 thereof) without the prior written consent of the Company.

               (b) Fixed Charge Coverage Ratio. The Seller will keep and maintain, for a period of four consecutive fiscal quarters ending as of each fiscal quarter, a ratio of EBITDA minus Capital Expenditures to the sum of (i) cash interest payable on, and amortization of debt discount in respect of, all Indebtedness during such period plus (ii) regularly scheduled principal amounts of all Indebtedness (including current obligations owing under Capitalized Leases) payable during the period of the prior four consecutive fiscal quarters beginning on the day after such date of determination, of not less than 2.0 to 1.0. (Capitalized terms used in this Section 5.5(b) which are not defined in Article I shall have the meanings assigned thereto in Exhibit G.)

                       ARTICLE VI

                    ADMINISTRATION AND COLLECTIONS

          SECTION 6.1. Appointment of Collection Agent. The ser vicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Company gives notice to the Transferor and IMC-AGRICO COMPANY of the designation of a new Collection Agent pursuant to the succeeding sentence, IMC-AGRICO COMPANY is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Company may, upon the occurrence of a Colletion Agent default or any Termination Event designate as Collection Agent any Person (including itself) to succeed IMC-AGRICO COMPANY or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Company may notify any Obligor of the Transferred Interest.

          SECTION 6.2.  Duties of Collection Agent.

               (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor and the Company hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contracts. To the extent permitted by applicable law, each of the Transferor and the Seller (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the Seller's name and on behalf of the Transferor or the Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6. Neither the Collection Agent nor the Transferor may extend the maturity of Receivables except as provided in the next sentence. So long as no Termination Event shall have occurred and be continuing, the Transferor or the Collection Agent may, in accordance with the Credit and Collection Policy, adjust the Outstanding Balance of Receivables and may extend the maturity of any Defaulted Receivable in each case as the Transferor or the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such adjustment shall not alter the amount of such Receivable considered as a Delinquent Receivable or a Defaulted Receivable. The Transferor and/or the Collection Agent shall also be authorized to adjust the Outstanding Balance of any Receivable to reflect reductions of the type described in the first sentence of
Section 2.9(a). The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor and the Company in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Company shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Transferor or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security.

               (b) The Collection Agent shall as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receiv able. If the Collection Agent is not the Transferor or the Seller or an Affiliate of the Transferor or the Seller, the Collection Agent, by giving three Business Days' prior written notice to the Company, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Company. The Collection Agent, if other than the Transferor or the Seller or an Affiliate of the Transferor the Seller, shall as soon as practicable upon demand, deliver to the Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

               (c) On or before 90 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending June 30, 1997, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Colletion Agent, the Transferor, the Seller or any Affiliate of any of the foregoing), the Business Credit Field Exam Group of NationsBank, N.A. or such other Person as may be approved by the Administrative Agent to furnish a report to the Company to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Contracts and the Collection Agent's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, and (ii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the require ments of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

               (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor, the Seller or any Affiliate of the Transferor or the Seller shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not included in the Transferred Interest other than to deliver to the Transferor or Seller, as applicable, the Collections and documents with respect to any such Receivable as described in Section 6.2(b).

          SECTION 6.3. Rights After Designation of New Collection Agent. At any time following the designaion of a Collection Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section 6.1:

               (i) The Company may direct that payment of all amounts payable under any Receivable be made directly to the Company or its designee.

               (ii)  The Transferor shall, at the Company's
     request and at the Transferor's expense, give notice of the Company's ownership of Receivables to each Obligor and direct that payments be made directly to the Company or its designee.

               (iii) The Transferor shall, at the Company's request, (A) assemble all of the Records, and shall make the same available to the Company at a place selected by the Company or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Company and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Company or its designee.

               (iv)  The Transferor and the Seller hereby
     authorize the Company to take any and all steps in the Transferor's or Seller's name and on behalf of the Transferor and the Seller necessary or desirable, in the determination of the Company, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION 6.4. Responsibilities of the Transferor and the Seller. Anything herein to the contrary notwithstanding, the Transferor shall and/or shall cause the Seller to (i) perform all of the Seller's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement, and the exercise by the Company of its rights hereunder or the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. The Company shall not have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor or the Seller thereunder.

                      ARTICLE VIII

                          TERMINATION EVENTS

          SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

               (a) (i) the Collection Agent shall fail to perform or observe any term, covenant, or agreement under this Agreement or other related agreements and such failure shall remain unremedied for 10 days after the earlier of (x) the date on which the Company notifies the Collection Agent thereof and (y) the date the Collection Agent knew of any such breach, or (ii) either the Collection Agent or the Transferor shall fail to make any payment or deposit to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof, or

               (b) any representation, warranty, certification or statement made by the Transferor in this Agreement or any other
Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) the Transferor or the Collection Agent shall de fault in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(vii), 5.1(b)(x), 5.1(f), 5.1(g), 5.1(h), 5.1(k),
5.2(a), (c), (d), (e), (g)(ii), (h) or (i) or (ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) days after the earlier of (x) the date on which the Company notifies the Transferor thereof and (y) the date the Transferor knew of any such default; or

               (d) any Indebtedness in excess of $10,000,000 in the aggregate for the Transferor or the Seller shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

               (e)  any Event of Bankruptcy shall occur with respect to
(i) the Transferor or the Seller, (ii) any Subsidiary of the Seller; or

               (f) the Company shall, for any reason, fail to have a valid and perfected first priority security interest in the Receivables; or

               (g) the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

               (h) there shall have occurred any event which materially affects the Collection Agent's ability either to collect the Receivables or to perform under this Agreement; or

               (i)  the Liquidity Provider or the Credit Support
Provider shall have given notice that an event of default has occurred and is continuing under its agreements with the Company; or

               (j)  Intentionally Omitted; or

               (k)  the Percentage Factor exceeds the Maximum
Percentage Factor unless the Transferor reduces the Net Investment within two Business Days, bringing the Percentage Factor to less than or equal to 95% or the Percentage Factor equals or exceeds 100% at any time; or

               (l) the Dilution Ratio averaged for any three consecutive months exceeds 3.50%; or

               (m) the Loss to Liquidation Ratio averaged for any three consecutive months exceeds 1.25%; or

               (n) the Delinquency Ratio averaged for any three consecutive months exceeds 5.0%; or

               (o) Any breach of any of the covenants of the Seller set forth in Section 5.5 shall occur; or

               (p) the Receivables Purchase Agreement shall have terminated.

          SECTION 7.2. Termination. (a) If a Termination Event occurs, the Company may, by notice to the Transferor, declare all outstanding Tranche Periods to be ended and designate the Base Rate plus 2% to be applicable to the Net Investment.

               (b) In addition, if any Termination Event occurs the Company and the Collateral Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC by applicable law in respect thereto.

                      ARTICLE VIII

              INDEMNIFICATION; EXPENSES; RELATED MATTERS


          SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Company may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Liquidity Provider and the Credit Support Provider and any permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider or the Company) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement, the other Transaction Documents, the ownership, either directly or indirectly, by the Company of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) income or franchise taxes payable by any Indemnified Party on amounts received under this Agreement.
Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

               (i) any representation or warranty made by the Transferor or the Seller (including, in its capacity as the Collection Agent) (or any officers of the Transfeor or the Seller (including, in its capacity as the Collection Agent)) under or in connection with this Agreement, the Receivables Purchase Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor or the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

               (ii) the failure by the Transferor or the Seller (including, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

               (iii) the failure to vest and maintain vested in the Company an undivided percentage ownership interest, to the extent of the Transferred Interest, in the Receivables included in the Transferred Interest, free and clear of any Adverse Claim;

               (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other simi lar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable included in the Transferred Interest;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi)  any failure of the Seller, as Collection
     Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI; or

               (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor or the Seller (including in its capacity as the Collection Agent) and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor or the Seller (including in its capacity as the Collection Agent), such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION  8.2.  Indemnity for Taxes, Reserves and Expenses.
(a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof (and, in the case of a change in the interpretation of any such Law or regulatory guideline, such change has been generally accepted by institutions to which such Law or regulatory guideline is applicable), or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

               (i) shall subject any Indemnified Party to any tax, duty or other charge with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds herewith under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

               (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by the Company, the Transferor shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction; provided, however, that such demand shall not seek additional amounts incurred earlier than the ninetieth day immediately succeeding the date of such demand.

               (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body (which change has been generally accepted by institutions to which such Law or regulatory guideline is applicable), or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by the Company, the Transferor shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; provided, however, that such demand shall not seek additional amounts incurred earlier than the ninetieth day immediately succeeding the date of such demand.

               (c) The Company will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Company claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Company may use any reasonable averaging and attributing methods.

               (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 ("Section 8.2 Costs") to the Transferor and each Other Transferor; and provided, further, that if such Section 8.2 Costs are attributable to the Transferor or the Seller (in its capacity as the Collection Agent) and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such
Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor or the Seller (in its capacity as the Collection Agent), such Other Transferors shall be solely liable for such Section 8.2 Costs.

          SECTION 8.3 Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company) incurred by or on behalf of the Company and the Administrative Agent
(i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and the transactions contemplated hereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, (b) arising in connection with the Company's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or
(c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement (all of such amounts, collectively, "Transaction Costs").

               (b) Transferor shall pay the Company on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

          SECTION 8.4. Reconveyance Under Certain Circumstances. Transferor agrees to accept the reconveyance from the Company of the Transferred Interest if the Company notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and such breach shall not be cured within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Company in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.

                       ARTICLE IX

                             MISCELLANEOUS


          SECTION 9.1. Term of. This Agreement shall terminate fol lowing the Termination Date when the Net Investment has been reduced to zero, all accrued Discount has been paid in full and all other Aggregate Unpaids have been paid in full; provided, however, that (i) the rights and remedies of the Company with respect to any representation and warranty made or deemed to be made by Transferor or the Collection Agent pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 9.9, shall be continuing and shall survive any termination of this Agreement.

          SECTION 9.2. Waivers; Amendments. No failure or delay on the part of the Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor and the Company.

          SECTION 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the recipient at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail 3 Business Days following such posting, or (iii) if given by any other means, when received at the address specified in this Section. However, anything in this Agreement to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized representative of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

          If to the Company:

               Enterprise Funding Corporation
               c/o Merrill Lynch Money Markets Inc.
               World Financial Center--South Tower
               225 Liberty Street
               New York, New York  10218
               Telephone:  (212) 236-7200
               Telecopy:   (212) 236-7584

               (with a copy to the Administrative Agent)

          If to the Transferor:

               IMC AGRICO RECEIVABLES COMPANY L.L.C.
               2345 Waukegan Road
               Suite E-200
               Bannockburn, IL 60015
               Telephone:
               Telecopy:
               Attention:
               Payment Information:
               NationsBank, N.A.
               ABA 071000152
               Account 65595
               Reference IMC-Agrico Receivables
                           Company L.L.C.


          If to the Collection Agent or Seller:

               IMC-AGRICO COMPANY
                         2345 Waukegan Road
               Suite E-200
               Bannockburn, IL 60015
               Telephone:  (847) 607-3000
               Telecopy:   (847) 607-3529
               Attention:  Vice President-Finance


          If to the Collateral Agent or the Administrative Agent:

               NationsBank, N.A.
               NationsBank Corporate Center
               NC1-007-10-01
               100 North Tryon Street
               Charlotte, North Carolina  28255
               Attention:  Michelle M. Heath--
                              Investment Banking
               Telephone:  (704) 386-7922
               Telecopy:   (704) 388-9169

          SECTION  9.4.  Governing Law; Submission to Jurisdiction;
Integration.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES AND THE PERFECTION AND THE EFFECT OF PERFECTION OR NONPERFECTION OF ANY "SECURITY INTEREST" (AS DEFINED IN THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) GRANTED HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Company to bring any action or proceeding against the Transferor or its property in the courts of other jurisdictions.

          (b) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          SECTION 9.5. Severability; Counterpart. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION  9.6.  Successors and Assigns.
               (e) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Seller may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Company. No provision of this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

               (f) Each of the Transferor and the Seller hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, the Transferor hereby agrees and consents to the complete assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

          SECTION 9.7. Waiver of Confidentiality. Each of the Transferor and the Seller hereby consents to the disclosure of any non-public information with respect to it received by the Company or the Administrative Agent (i) to any nationally recognized rating agency rating the Company's commercial paper provided such rating agencies are informed of the highly confidential nature of such information, (ii) to any of the Company, the Administrative Agent, the Liquidity Provider, the Credit Support Provider or any placement agent for the Company's Commercial Paper in relation to this Agreement, provided any such Person agrees to hold such information confidential, or any of such Person's auditors, attorneys or financial advisors provided such parties are informed of the highly confidential nature of such information, (iii) as otherwise required by applicable law or order of a court of competent jurisdiction or as requested by any regulatory authority having jurisdiction over the Company or the Administrative Agent or (iv) as requested by the Liquidity Provider, the Credit Sup port Provider or any placement agent for the Company's Commercial Paper solely as a result of a requirement of applicable law or order of a court of competent jurisdiction or solely as a result of a request by any regulatory authority having jurisdiction over any such Person. Notwithstanding the foregoing, the Company shall be permitted to disclose portfolio data regarding the Receivables to holders (and prospective holders) of its Commercial Paper provided that such information does not contain the name of the Transferor, the Seller or the Collection Agent.

          SECTION 9.8. Confidentiality Agreement. Each of the Transferor, the Collection Agent and the Seller hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Collateral Agent, the Administrative Agent, the Liquidity Provider or the Credit Support Provider to any other Person except (i) their auditors and attorneys or financial advisors (other than any commercial bank) who are in confidential relationships with the Transferor, the Collection Agent or the Seller and to any affiliates of the Transferor, the Collection Agent or the Seller and/or the Buyer and any nationally recognized rating agency, provided such auditors, attorneys, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or as requested by any regulatory authority having jurisdiction over the Transferor, Collection Agent or Seller.

          SECTION 9.9. No Bankruptcy Petition Against the Company. Each of the Transferor, the Seller and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankrupt cy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 9.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

          SECTION 9.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Company and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Company, and the Transferor hereby grants to the Company, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto and that this Agreement shall constitute a security agreement under applicable law.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                         ENTERPRISE FUNDING CORPORATION,
                           as Company


                         By:
                             Name:
                             Title:


                         IMC-AGRICO RECEIVABLES COMPANY L.L.C.
                           as Transferor

                         By:  IMC AGRICO COMPANY,
                           its operating manager


                         By: IMC AGRICO MP, INC.,
                           its managing partner


                         By: ________________________
                             Name:
                             Title:


                         IMC-AGRICO COMPANY,
                           as Collection Agent

                         By: IMC-AGRICO MP, INC.,
                           its managing partner


                         By:
                            Name:
                            Title:


                                                              Exhibit A


                          [Form of Contract]

                                                              Exhibit B


            [Credit and Collection Policies and Practices]


          The Transferor's Credit and Collection Policy or Policies and practices, relating to Contracts and Receivables, existing on the date hereof are as set forth in manuals that were delivered by the Transferor on February 20, 1997 to the Company and the receipt of which has been separately acknowledged by the Company.
                                                              Exhibit C


                  List of Lock-Box Banks and Accounts

                                                              Exhibit D


               FORM OF LOCK-BOX AGREEMENT


                                        [Date]


[Name and Address
  of Lock-Box Bank]


     Re:  IMC-AGRICO COMPANY
          Lock-Box Account
          No[s]. ___________

Ladies and Gentlemen:

          IMC-AGRICO COMPANY ("IMC-Agrico") hereby notifies you that in connection with certain transactions involving its accounts receivable, it has transferred exclusive ownership and dominion of its lock-box account no[s]. __________ maintained with you (collectively the "Accounts") to IMC-Agrico Receivables Company L.L.C., for the benefit of NationsBank, N.A., as collateral agent (the "Collateral Agent"), and that IMC-Agrico Receivables Company L.L.C. will transfer exclusive control of the Accounts to the Collateral Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined).

          In furtherance of the foregoing, IMC-Agrico Receivables Company L.L.C. and the Collateral Agent hereby instruct you, beginning on the date of your receipt of the Notice of
Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Collateral Agent); and (iii) to transfer all funds deposted and collected in the Accounts pursuant to instructions given to you by the Collateral Agent from time to time.

          You are hereby further instructed: (i) unless and until the Collateral Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as IMC-Agrico, in its capacity as collection agent for IMC-Agrico Receivables Company L.L.C., and the Collateral Agent, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit IMC-Agrico (in its capacity as collection agent for the IMC-Agrico Receivables Company L.L.C. and the Collateral Agent) and the Collateral Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

          IMC-Agrico Receivables Company L.L.C. also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Collateral Agent, and not IMC-Agrico or IMC-Agrico Receivables Company L.L.C., shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Collateral Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Collateral Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

          This Agreement may not be terminated at any time by IMC-Agrico Receivables Company L.L.C. or you without the prior written consent of the Collateral Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Collateral Agent and IMC-Agrico Receivables Company L.L.C.

          You shall not assign or transfer your rights or obligations hereunder (other than to the Collateral Agent) without the prior written consent of the Collateral Agent and IMC-Agrico Receivables Company L.L.C. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Collateral Agent, each of the parties hereto and their respective successors and assigns.

          You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

          You agree to give the Collateral Agent and IMC-Agrico prompt notice if the Accounts become subject to any writ, garnishment, judggent, warrant of attachment, execution or similar process.

          Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three
(3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Collateral Agent and (ii) the address of the Collateral Agent shall be NationsBank, N.A., NationsBank Corporate Center, 100 North Tryon Street, NC1-007-10-01, Charlotte, North Carolina 28255, Attention:
Michelle M. Heath, Investment Banking, or at such other address as may be designated by the Collateral Agent in a written notice to each of the parties hereto.

          Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

          The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".


                         Very truly yours,

                         IMC-AGRICO COMPANY

                         By:  IMC-Agrico MP Inc.,
                            its managing partner


                         By:_____________________________
                         Title:__________________________



                         Attention:______________________
                         Facsimile No.:__________________


                         IMC-AGRICO COMPANY RECEIVABLES
                           COMPANY L.L.C.

                         By:  IMC-Agrico Company,
                            its operating manager


                         By:_____________________________
                         Title:__________________________


                         By:  IMC-Agrico MP Inc.,
                            its managing partner


                         By:_____________________________
                         Title:__________________________


ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By:________________________
Title:_____________________
Date:______________________

[Address]
Attention:_________________
Facsimile No.:_____________
                        ANNEX 1

                 TO LOCK-BOX AGREEMENT

           [FORM OF NOTICE OF EFFECTIVENESS]

                              DATED: ______________, 199_

TO:   [Name of Lock-Box Bank]
      [Address]
ATTN: ______________________

  Re:  Lock-Box Account No[s]._______

Ladies and Gentlemen:

          We hereby give you notice that the transfer of control of the above-referenced Lock-Box Account[s], as described in our letter agreement with you dated ________ __, 1997 is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.


                         Very truly yours,


                         IMC-AGRICO RECEIVABLES
                           COMPANY L.L.C.


                         By:_____________________________
                         Title:__________________________


ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By:________________________
Title:_____________________
Date:______________________

[Address]
Attention:_________________
Facsimile No.:_____________
                        ANNEX 2

                 TO LOCK-BOX AGREEMENT

       [FORM OF ACKNOWLEDGMENT AND AUTHORIZATION]


            ACKNOWLEDGMENT AND AUTHORIZATION

          NationsBank, N.A., as collateral agent (the "Collateral Agent"), hereby acknowledges the transfer of exclusive ownership, dominion and control of the Accounts defined in and pursuant to the foregoing letter agreement (the "Lock-Box Agreement"), executed by IMC-AGRICO RECEIVABLES COMPANY L.L.C. ("IMC-Agrico") and acknowledged by [Name of Lock-Box Bank] (the "Bank"), which transfer to the Collateral Agent of ownership and dominion of the Accounts is in effect on, and shall continue after, the date hereof and which transfer to the Collateral Agent of control of the Accounts shall be effective upon delivery to the Bank of the Notice of Effectiveness (as defined in the Lock-Box Agreement). Pursuant to the third and fourth paragraphs of the Lock-Box Agreement, the Collateral Agent hereby instructs the Bank, beginning on the date of the Notice of Effectiveness until the Collateral Agent notifies the Bank to the contrary, to accept the directions of IMC-Agrico, as collection agent for the Collateral Agent, as to the manner and timing of such payments.


                    Very truly yours,

                    NATIONSBANK, N.A.,
                    as Collateral Agent


                    By:_________________________________
                       Name:
                       Title:


ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By:________________________
Title:_____________________
Date:______________________
                                                              Exhibit E


                        Form of Investor Report


                                                              Exhibit F

                        [Transfer Certificate]

                  TRANSFER CERTIFICATE


          Reference is made to the Transfer and Administration Agreement dated as of June 27, 1997 (the "Agreement") among IMC-AGRICO RECEIVABLES COMPANY, L.L.C. as transferor (in such capacity, the "Transferor"), IMC-AGRICO COMPANY as seller (in such capacity, the "Seller") and ENTERPRISE FUNDING CORPORATION (the "Company"). Terms defined in the Agreement are used herein as therein defined.

          The Transferor hereby conveys, transfers and assigns to the Company an undivided ownership interest in the Receivables, together with Related Security and Collections with respect thereto (each, an "Incremental Transfer"). Each Incremental Transfer by the Transferor to the Company and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby shall be indicated by the Company on the grid attached hereto which is part of this Transfer Certificate.

          This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

          This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

                              [     ]



                              By
                                Name:
                                Title:

                          GRID

                                    Net Investment
Date of             Amount of       (Giving Effect
Incremental         Incremental     to Incremental
Transfer            Transfer        Transfer)









                                                              Exhibit G


                     Definitions of Certain Terms


          "Capital Expenditures" means all expenditures which in accordance with generally accepted accounting principles would be classified as capital expenditures, including without limitation, Capitalized Leases.

          "Capitalized Lease" means the obligations of a Person as lessee under leases that have been, or should be, characterized as capital leases in accordance with generally accepted accounting principles applied on a consistent basis.

          "EBITDA" means, for any period, the net earnings (or net loss) plus the sum of (i) interest expense (including amortization of debt discount), (ii) income tax expense, (iii) depreciation, amortization and depletion expense, in each case determined in accordance with generally accepted accounting principles applied on a consistent basis for such period.


                                              Exhibit H-1



               List of Actions and Suits for Transferor

                                             Exhibit H-2


     List of Actions and Suits for Seller


                                                              Exhibit I


                              [Reserved]

                                                              Exhibit J


                              [Reserved]

                                                              Exhibit K


          [Form of Transferor's and Seller's Counsel Opinion]


                [Letterhead of Counsel]

                                       ____________, 19__

Enterprise Funding Corporation
c/o Merrill Lynch Money Markets Inc.
Merrill Lynch World Headquarters
World Financial Center--South Tower
225 Liberty Street--8th Floor
New York, New York  10080

NationsBank, N.A.
  as Collateral Agent
100 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section _______ of the Transfer and Administration Agreement dated as of _________, 199_ (the "Agreement") among [TRANSFEROR], a _______ [corporation] (the "Transferor"), [SELLER], a _________[corporation], individually and as Collection Agent ("[SELLER]"), and Enterprise Funding Corporation, a Delaware corporation (the "Company"). Terms defined in the Agreement and not otherwise defined herein are used in this opinion with the meanings so defined.

     We have acted as counsel to the Seller and the Transferor in connection with the preparation of the Agreement, the Receivables
Purchase Agreement, the other Transaction Documents and the transactions contemplated thereby.

     We have examined, on the date hereof, the Agreement and all Exhibits thereto, the Receivables Purchase Agreement and all Exhibits thereto, the Certificate, the Transfer Certificate delivered under the Agreement, certificates of public officials and of officers of the Transferor and the Seller and certified copies of Seller's and the Transferor's certificate of incorporation, and the Seller's partnership agreement, by-laws, the Board of Directors' resolutions authorizing Seller's and the Transferor's participation in the transactions contemplated by the Agreement and the Receivables Purchase Agreement, copies of each of the above having been delivered to you, copies of the financing statements on Form UCC-1 filed in the filing offices listed in Schedule I hereto executed by Seller, as debtor, in favor of the Transferor, and showing the Collateral Agent as the assignee of the secured party, substantially in the form attached hereto as Exhibit A (the "Seller Financing Statements") and copies of the financing statements on Form UCC-1 filed in the filing offices listed in Schedule II hereto executed by Transferor, as debtor, in favor of the Company, and showing the Collateral Agent as the assignee of the secured party, substantially in the form attached hereto as Exhibit B (the "Transferor Financing Statements"). We have also examined the closing documents delivered pursuant to the Agreement and the Receivables Purchase Agreement and copies of all such documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to the accuracy of material factual matters which were not independently established, we have relied on certificates and statements of officers of Seller and the Transferor.

     On the basis of the foregoing, we are of the opinion that:

     1. The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of _________, has the corporate power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables, and is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse affect upon the business properties of the Transferor or its ability to perform its obligations under the Transaction Documents.

          2. The Seller is a partnership duly organized, validly existing and in good standing under the laws of Delaware, has the power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables, and is duly qualified and in good standing as a foreign partnership and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse affect upon the business properties of the Seller or its ability to perform its obligations under the Agreement.

     3. The Transferor has the power, corporate and other, and has taken all necessary corporate action to execute, deliver and perform the Agreement and the other Transaction Documents, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. The Transaction Documents to which the Transferor is a party have been duly executed and delivered by the Transferor and when duly executed and delivered will constitute the legal, valid and binding obligations of the Transferor enforceable against the Transferor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          4. The Seller has the power and has taken all necessary action to execute, deliver and perform the Agreement, and the other Transaction Documents which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. The Agreement, and the other Transaction Documents to which it is a party, have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Transferor enforceable against the Seller in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     5. The execution, delivery and performance in accordance with their terms by the Transferor of the Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of the Transferor that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of the Transferor, (b) any other agreement to which the Transferor is a party or by which the Transferor or any of its properties may be bound, or (c) any applicable law, or any order, rule, or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferor or any of its properties, or (iii) result or require in the creation or imposition of any Lien upon any of the assets, property or revenue of the Transferor other than as contemplated by the Agreement.

     6. The execution, delivery and performance in accordance with their terms by the SELLER of the Receivables Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any partner of the Seller that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the Seller's partnership agreement (b) any other agreement to which the Seller is a party or by which the Seller or any of its properties may be bound, or
(c) any applicable law, or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties, or (iii) result or require in the creation or imposition of any Lien upon any of the assets, property or revenue of the Seller other than as contemplated by the Receivables Purchase Agreement.

          7. [Except as set forth in the schedule attached hereto,] to the best of our knowledge, after due inquiry, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings or investigations, pending or threatened, (i) against the Transferor or the business or any property of the Transferor except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a materially adverse affect on the Transferor, or on the ability of the Transferor to perform its respective obligations under the Agreement and the Company Certificate or (ii) relating to the Agreement or the Company Certificate.

     8. [Except as set forth in the schedule attached hereto,] to the best of our knowledge, after due inquiry, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings or investigations, pending or to the best of our knowledge, after due inquiry, threatened, (i) against the Seller or the business or any property of the Seller except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Materially Adverse Effect or (ii) relating to the Receivables Purchase Agreement or any other Transaction Document.

          9. The Agreement and the Transfer Certificate creates a valid "security interest" (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) as in effect in each applicable jurisdiction (the "UCC"), including New York (the "New York UCC") and _______ (the "XYZ UCC"), under Article 9 of the New York UCC ("Security Interest") in favor of the Company in each Receivable (except that the Security Interest will attach only when the Transferor possesses rights in such Receivable). The internal laws of XYZ govern the perfection by the filing of financing statements of the Company's Security Interest in the Receivables and the proceeds thereof. The Financing Statement(s) have been filed in the filing office(s) located in XYZ listed in Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the XYZ UCC to perfect the Company's Security Interest in the Receivables and the proceeds thereof, and accordingly the Company's Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Agreement, be perfected under Article 9 of the XYZ UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Financing Statement(s) in XYZ have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming Transferor as debtor, seller or assignor and covering any Receivables or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Insurance Act) covering any Receivable or any interest therein. The filing of the Financing Statement(s) in the filing offices listed in Schedule I will create a first priority security interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

     10. The Receivables Purchase Agreement creates a valid "security interest" (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) as in effect in each applicable jurisdiction (the "UCC"), including New York (the "New York UCC") and _______ (the "XYZ UCC"), under Article 9 of the New York UCC ("Security Interest") in favor of the Transferor in the Receivables and the proceeds thereof (except that the Security Interest will attach to any Receivable created after the date hereof only when the Seller possesses rights in such Receivable). The internal laws of XYZ govern the perfection by the filing of financing statements of the Transferor's Security Interest in the Receivables and the proceeds thereof. The Seller Financing Statement(s) have been filed in the filing office(s) located in XYZ listed in Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the XYZ UCC to perfect the Transferor's Security Interest in the Receivables and the proceeds thereof, and accordingly the Transferor's Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Receivables Purchase Agreement, be perfected under Article 9 of the XYZ UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Seller Financing Statement(s) in XYZ have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming the Seller as debtor, seller or assignor and covering any Receivables or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Insurance
Act) covering any Receivable or any interest therein. The filing of the Seller Financing Statement(s) in the filing offices listed in
Schedule I will create a first priority security interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

          In giving the opinions in paragraph 10 and 11, we have assumed that (1) the Seller's and Transferor's chief executive office will continue to be located in _____, and (2) the Transferor and the Seller has kept and will continue to keep all of its records concerning Receivables located only in ___ and _____, respectively. The conclusions expressed in paragraph 10 and 11 are subject to the accuracy of the personnel in the filing offices referred to above with regard to the filing, indexing and recording of financing statements and notices of Liens, and to the correctness of reports to us by ____________, who performed the searches of such records and who made the filings on behalf of the Seller and Transferor in ___.

          In giving the opinions set forth in paragraph 10 and 11, we have assumed that all filings as appropriate in the event of a change in the name, identity or corporate structure of the debtor (or seller or assignor) named in any financing statements and all continuation statements necessary under the UCC to maintain the perfection of the Transferor's Security Interest and Company's Security Interest in the Receivables and the proceeds thereof will be duly and timely filed. In giving such opinions, we also do not express any opinion as to (a) transactions excluded from Article 9 of the UCC by virtue of Section 9-104 of the UCC, (b) any security interest in proceeds except to the extent that the validity and perfection of any interest in proceeds (as such term is defined under the UCC) thereof that is covered by the Seller Financing Statements or the Transferor, the Financing Statements or any duly filed financing statement referred to above may be permitted by Section 9-306 of the UCC, and (c) any security interest that is terminated or released.

          The foregoing opinions and conclusions were given only in respect of the laws of the State of New York, the Uniform Commercial Code as in effect on the date hereof in the State of XYZ and, to the extent specifically referred to herein, the Federal laws of the United States of America.

          This opinion has been delivered at your request for the purposes contemplated by the Agreement. Without our prior written consent, this opinion is not to be utilized or quoted for any other purpose and no one other than you, any Liquidity Provider, Credit Support Provider and any placement agent for the Company's Commercial Paper is entitled to rely thereon.

                              Very truly yours,
                                              Exhibit L-1

                   RESPONSIBLE OFFICER'S CERTIFICATE

          I, __________________, the undersigned ________________ of
_________ (the "Transferor"), a ________ corporation, DO HEREBY CERTIFY that:

          1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

          2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

          3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company [adopted by consent] as of _________________, 199_, authorizing the execution, delivery and performance by Company of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          4. The below-named persons have been duly qualified as and at all times since ________________, 199_, to and including the date hereof have been officers or representatives of the Company holding the respective offices or positions below set opposite their names are authorized to execute on behalf of the Company the below-mentioned Transfer and Administration Agreement and all other Transaction Documents (as defined in such Transfer and Administration Agreement) to which the Company is a party and the signatures below set opposite their names are their genuine signatures:

     Name           Office                 Signatures

               [OFFICE]

               [OFFICE]

          5. The representations and warranties of the Company contained in Section 3.1 of the Transfer and Administration Agreement dated as of March __, 1997 between the Transferor and Enterprise Funding Corporation are true and correct as if made on the date hereof.]

          6.  The Company is a general partner of the Transferor.

          WITNESS my hand and seal of the Company as of this ____ day of ________, 199_.





                                     Secretary
                                   [NAME OF COMPANY]


          I, the undersigned, Vice President of the Company, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified Secretary of the Company and the signature above is his/her genuine signature.

          WITNESS my hand as of this ____ day of _______, 199_.




                                   Vice President
                                   [NAME OF COMPANY]
                                             Exhibit L-2



                        SECRETARY'S CERTIFICATE

          I, __________________, the undersigned ________________ of
___________ (the "Company"), a ________ corporation, DO HEREBY CERTIFY that:

          1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

          2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

          3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company [adopted by consent] as of _________________, 199_, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          4. The below-named persons have been duly qualified as and at all times since ________________, 199_, to and including the date hereof have been officers or representatives of the Company holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the Company the below-mentioned Transfer and Administration Agreement and Receivables Purchase Agreement and all other Transaction Documents (as defined in such Transfer and Administration Agreement) to which the Company is a party and the signatures below set opposite their names are their genuine signatures:

     Name           Office                 Signatures

               [OFFICE]

               [OFFICE]

          5. The representations and warranties of the Company contained in Section ___ of the Transfer and Administration Agreement dated as of __________, 199_ among the Company, IMG Agrico Funding Company as Transferor, Enterprise Funding Corporation, NationsBank, N.A. and certain financial institutions named therein are true and correct as if made on the date hereof.]

          6.   The Company is a general partner of the Transferor.

          WITNESS my hand and seal of the Company as of this ____ day of ________, 199_.





                                     Secretary


          I, the undersigned, Vice President of the Company, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified Secretary of the Company and the signature above is his/her genuine signature.

          WITNESS my hand as of this ____ day of _______, 199_.




                                   Vice President

                                                              Exhibit M


                     [Form of Company Certificate]



THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED,
ASSIGNED, EXCHANGED OR CONVEYED EXCEPT IN ACCORDANCE WITH THE TRANSFER AND ADMINISTRATION AGREEMENT REFERRED TO HEREIN.

No. 1                                            One Unit
[Date]

Evidencing an undivided interest in a pool of accounts receivables generated from time to time in the ordinary course of business by [ ] (the "Transferor").

(Not an interest in or obligation of [     ] )

          This certifies that ENTERPRISE FUNDING CORPORATION ("Enterprise") is the registered owner of a fractional undivided interest in a pool of accounts receivables pursuant to a Transfer and Administration Agreement between Enterprise and the Transferor, dated as of March __, 1997 (the "Agreement"). The Receivables consist of all accounts receivables generated under the Contracts from time to time hereafter, all monies due or to become due in payment of the Receivables and the other assets and interests as provided in the Agreement.

          To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents and by which the holder hereof is bound. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control.

          This Certificate represents a fractional undivided interest in the Receivables, including the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest in the Receivables represented by this Certificate at any time shall equal the Percentage Factor as determined in accordance with the Agreement.

          IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.


                         [     ]



                         By:
                             Name:
                             Title: